Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 23, 2006 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 7 as of April 30, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                        Grant Thornton LLP

New York, New York
August 25, 2006